Exhibit 99.1

Albireo Sells Priority Review Voucher (PRV) for $105 Million

– PRV was granted to Albireo with the FDA approval of BylvayTM (odevixibat) in July –

– Non-dilutive capital further strengthens the Company’s financial position –

BOSTON, MA — September 7, 2021 — Albireo Pharma, Inc. (Nasdaq: ALBO), a rare pediatric liver disease company developing novel bile acid modulators, today announced that it has entered into a definitive agreement to sell its Priority Review Voucher (PRV) for $105 million. The PRV was granted to Albireo under a U.S. Food and Drug Administration (FDA) provision that encourages the development of treatments for rare pediatric diseases. The Company received the voucher with the approval of Bylvay for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC).

“The sale of the PRV provides Albireo with an important source of non-dilutive capital and further strengthens our balance sheet. The proceeds allow us to continue our mission to ensure that all diagnosed children with PFIC in the U.S. and Europe will have access to Bylvay, progress two additional Bylvay Phase 3 studies and advance two new product candidates,” said Ron Cooper, President and Chief Executive Officer of Albireo. “We are proud that Bylvay is our first approved product and the first approved therapy for patients with PFIC.”

Albireo will receive a payment of $105 million upon the closing of the transaction, which is subject to customary closing conditions and is expected to occur following expiration of the applicable U.S. antitrust clearance requirements.

Jefferies LLC acted as financial advisor to Albireo on this transaction and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as legal advisor.

The net sales proceeds expected from this transaction are in addition to the $186.3 million in cash, cash equivalents and short-term investments Albireo reported as of June 30, 2021.

About the Rare Pediatric Disease Priority Review Voucher Program

The program is intended to encourage development of new drug and biological products for prevention and treatment of certain rare pediatric diseases. A PRV may be issued to the sponsor of a rare pediatric disease product application and would entitle the holder to priority review of a single New Drug Application or Biologics License Application, which reduces the target review time and could lead to an expedited approval. The sponsor receives the PRV upon approval of the rare pediatric disease product application and it can be sold without limitation, subject to applicable FDA requirements for filing and use.

About Bylvay (odevixibat)

Bylvay is the first drug treatment approved in the U.S. for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC). The European Commission (EC) has also granted marketing authorization of Bylvay for the treatment of PFIC, which will be available for sale in Europe following pricing and reimbursement approval. A potent, once-daily, non-systemic ileal bile acid transport inhibitor, Bylvay acts locally in the small intestine. Bylvay does not require refrigeration and can be taken as a capsule for older children, or opened and sprinkled onto food, which are factors of key importance for adherence in a pediatric patient population. The medicine can only be obtained with a prescription and treatment should be started and supervised by a doctor who has experience in the management of PFIC. For more information about using Bylvay, see the package leaflet or contact your doctor or pharmacist. For full prescribing information, visit www.bylvay.com.

In the U.S. and Europe, Bylvay has orphan exclusivity for its approved PFIC indications, and orphan designations for the treatment of Alagille syndrome, biliary atresia and primary biliary cholangitis. Bylvay is being evaluated in the ongoing PEDFIC 2 open-label trial in patients with PFIC, in the BOLD Phase 3 study for patients with biliary atresia and the ASSERT Phase 3 study for Alagille syndrome. The ASSERT and BOLD studies remain on track to report topline data in 2022 and 2024 respectively.

About Albireo

Albireo Pharma is a rare disease company focused on the development of novel bile acid modulators to treat rare pediatric and adult liver diseases. Albireo’s product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and is also being developed to treat other rare pediatric cholestatic liver diseases with Phase 3 trials in Alagille syndrome and biliary atresia, as well as an Open-label Extension (OLE) study for PFIC. In Europe, Bylvay has been approved for the treatment of PFIC and has been submitted for pricing and reimbursement approval. The Company has also initiated a Phase 1 clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies moving ahead with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2020 Best Places to Work in Massachusetts for the second consecutive year. For more information on Albireo, please visit www.albireopharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: Albireo’s commercialization plans and expectations for commercializing Bylvay in the U.S. and Europe; estimates of the number of patients impacted by PFIC; expectations about Bylvay’s acceptance by healthcare practitioners to treat PFIC patients; the timing of the closing of the sale of Albireo’s Rare Pediatric Disease Priority Review Voucher; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the pivotal trial for Bylvay in biliary atresia (BOLD), and the pivotal trial for Bylvay in Alagille syndrome (ASSERT); the Phase 1 trial for A3907; the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the long-term open-label extension study for Bylvay in PFIC, and the BOLD and ASSERT trials; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of Bylvay or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential effects of Bylvay of the treatment of PFIC patients and its potential to improve the current standard of care; the potential benefits of an orphan drug designation; the length of time for which Albireo’s cash resources are expected to be sufficient, and the milestones and activities to be funded with those cash resources; or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: there are no guarantees that Bylvay will be commercially successful; we may encounter issues, delays or other challenges in launching or commercializing Bylvay; whether Bylvay receives adequate reimbursement from third-party payors; the degree to which Bylvay receives acceptance from patients and physicians for its approved indication; challenges associated with execution of our sales activities, which in each case could limit the potential of our product; results achieved in Bylvay in the treatment of patients with PFIC may be different than observed in clinical trials, and may vary among patients; other potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of Bylvay to date, including findings in indications other than PFIC, will be predictive of results from other clinical trials of Bylvay; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD and ASSERT, and the Phase 1 clinical trial of A3907, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, Company’s clinical trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement except as required by applicable law.

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Media Contact:
Colleen Alabiso, 857-356-3905, colleen.alabiso@albireopharma.com
Lauren Sneider, 857-300-1737, lauren.sneider@albireopharma.com

Investor Contact:
Hans Vitzthum, LifeSci Advisors, LLC., 617-430-7578